UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 8, 2024

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2024, VerifyMe, Inc. (the “Company”) issued a press release announcing its financial results for its three and nine months ended September 30, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On November 8, 2024, the Board of Directors approved closing the Trust Codes Global Limited (“TCGL”) business by the end of November 2024, unless the Company can find a purchaser for the TCGL business prior to the end of November 2024. The Company recorded an aggregate charge associated with decision to sell or close the TCGL business of approximately $1.8 million in the third quarter of 2024 consisting of an intangible asset impairment charge of $901 thousand and a goodwill impairment charge of $1,351 thousand, partially offset by a gain in contingent consideration of $475 thousand. Cash expenditures related to the closing of the TCGL business, if it is not sold, are not expected to be material and are likely to be less than $50,000.

Item 2.06	Material Impairments.

The disclosure included under Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01	Regulation FD Disclosure.

On November 12, 2024, the Company posted slides to the Investor section of its website that will accompany the Company’s earnings conference call and webcast at 11:00 a.m. Eastern Time on November 12, 2024. The slides are attached to this Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	VerifyMe, Inc. Press Release dated November 12, 2024.
99.2	Slides for the November 12, 2024, Earnings Conference Call and Webcast.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning established by the Private Securities Litigation Reform Act of 1995, which are identified by words such as "expected," "estimated," "likely, " and other similar words, expressions, and formulations, regarding the timing and scope of a sale or closing of the TCGL business, and the amount and timing of the related charges and cash expenditures associated with a sale or closing of the TCGL business. Many factors could affect the actual results of a sale or closing of the TCGL business and variances from the Company's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. A detailed discussion of risks and uncertainties that could cause the Company's actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report on Form 8-K, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: November 12, 2024	/s/ Adam Stedham
	Name:	Adam Stedham
	Title:	Chief Executive Officer and President